Exhibit 10.4

STOCKHOLDERS SUPPORT AGREEMENT

This STOCKHOLDERS SUPPORT AGREEMENT (this “Agreement”) is entered into between LOST ARROW LTD., a Japanese corporation (“Lost Arrow”), NAOE SAKASHITA, an individual resident in Japan (“Sakashita”), and EVEREST/SAPPHIRE ACQUISITION LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Lost Arrow and Sakashita are both shareholders of Black Diamond Equipment Ltd. (“Black Diamond”); and

WHEREAS, the Purchaser and some of its affiliates have entered into an Agreement with Black Diamond under which a merger will occur and an affiliate of the Purchaser will become the sole shareholder of Black Diamond; and

WHEREAS, the Purchaser is requiring as a condition of the merger, that certain major shareholders of Black Diamond enter into support agreements in connection with the merger and Lost Arrow and Sakashita have agreed to enter into this Agreement to satisfy that condition.

NOW, THEREFORE, the parties hereby agree as follows:

I.           REPRESENTATIONS

A.           Lost Arrow.  Lost Arrow hereby represents that:

1.           Lost Arrow owns seven thousand eight hundred twenty (7,820) shares of stock of Black Diamond, free and clear of any encumbrances or restrictions and has taken all steps required for it to enter into this Agreement.

2.           The officers and directors of Lost Arrow do not Know of any fraud committed by the Company in connection with the Merger Agreement or the Black Diamond merger.  For purposes of this Agreement, “Know” means the actual knowledge of the officers and directors of Lost Arrow without a duty of investigation.

B.           Sakashita.  Sakashita hereby represents that:

1.           He owns forty five (45) shares of stock of Black Diamond, free and clear of any encumbrances or restrictions.

2.           He does not Know of any fraud committed by the Company in connection with the Merger Agreement or the Black Diamond merger.  For purposes of this Agreement, “Know” means the actual knowledge of Sakashita without a duty of investigation.

II.           INDEMNITY

Each of Sakashita and Lost Arrow hereby severally agree to indemnify the Purchaser and its affiliates and hold them harmless from any loss they may suffer as a result of any breach of the representations of Lost Arrow and Sakashita contained in Section 1A and 1B of this Agreement or the confidentiality provisions contained in Section III of this Agreement, provided that this obligation shall not exceed the amount of the merger consideration actually paid to each of them.

III.           CONFIDENTIALITY

Each of Lost Arrow and Sakashita agree that for a three-year period commencing on the closing date of the Merger, they shall not disclose, directly or indirectly, to any person or use or purport to authorize any person to use any non-public information which either of them received from Black Diamond concerning Black Diamond or its business affairs provided that Lost Arrow may continue to use such information solely in performing its duties as a Black Diamond distributor to the extent required.

IV.           AUTHORIZATION OF STOCKHOLDERS REPRESENTATIVE

Lost Arrow and Sakashita hereby confirm their approval of the provisions of Article 11 of the Merger Agreement relating to the Stockholders Representative.  In addition, the Stockholders Representative is hereby authorized to act for Lost Arrow and Sakashita in connection with the closing of the Black Diamond merger with respect to the following powers:

1.           In the event of an amendment to the Merger Agreement which is approved by the Board of Directors of the Company to confirm, to the Purchaser that this Agreement, and any other consents delivered by Lost Arrow or Sakashita, remain in full force and effect; and

2.           To sign and deliver such immaterial modifications or waivers in connection with this Agreement, or to the extent any stockholder consent is required, the Merger Agreement or the Escrow Agreement.

V.           GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by the laws of the State of Delaware.  Each party to this Agreement agrees to the exclusive jurisdiction of the state courts of the State of Delaware, located in Newcastle County (or to the United States District Court for the District of Delaware) for the purpose of any action arising out of this Agreement.

[signature page follows]

DATED as of the 8th day of May, 2010.

PURCHASER:	EVEREST/SAPPHIRE ACQUISITION, LLC,
a Delaware limited liability company

By: /s/ Philip A. Baratelli
Philip A. Baratelli
[print name]
Its: Secretary and Treasurer

LOST ARROW:	LOST ARROW LTD.,
a Japanese corporation

By: /s/ Naoe Sakashita
Naoe Sakashita
[print name]
Its: President

SAKASHITA:

/s/ Naoe Sakashita
NAOE SAKASHITA